SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): OCTOBER 18, 1995




                                IVAX CORPORATION



                   8800 N.W. 36TH STREET, MIAMI, FLORIDA 33178


                                  305-590-2200

                             Commission File Number
                                     1-09623

Incorporated under the laws of the        I.R.S. Employer Identification Number
        STATE OF FLORIDA                               16-1003559





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ITEM 5.           OTHER EVENTS.

GENERAL

         On October 18, 1995, IVAX Corporation ("IVAX") entered into a Transaction Agreement (the "Agreement"), with Hafslund Nycomed AS, a corporation organized under the laws of the Kingdom of Norway ("Hafslund Nycomed"), and IVAX NYCOMED Corporation, a newly-formed Florida corporation ("IVAX NYCOMED"), pursuant to which IVAX and the medical businesses of Hafslund Nycomed will become wholly-owned subsidiaries of IVAX NYCOMED. A copy of the Agreement is included as Exhibit 10.2 to this Form 8-K.


TRANSACTION STRUCTURE

         The business combination will be effected as described in this paragraph. IVAX will become a wholly-owned subsidiary of IVAX NYCOMED and the IVAX shareholders will receive common shares of IVAX NYCOMED pursuant to the merger of a newly formed subsidiary of IVAX NYCOMED ("Acquisition Sub") with IVAX (the "Merger"). Hafslund Nycomed's medical businesses will become a wholly-owned subsidiary of IVAX NYCOMED pursuant to the following series of transactions: (1) Hafslund Nycomed will form a new, wholly-owned Norwegian subsidiary, called "Nycomed AS" ("Nycomed"), to which it will transfer the assets and liabilities of its medical businesses pursuant to a Purchase and Sale Agreement and related documents (the "Purchase and Sale Agreement"); (2) Hafslund Nycomed will transfer all of its shares of Nycomed to IVAX NYCOMED in exchange for newly-issued shares of IVAX NYCOMED (the "Share Exchange"); (3) Hafslund Nycomed will contribute its shares in IVAX NYCOMED to a newly formed, wholly-owned Norwegian subsidiary of Hafslund Nycomed to be called "IVAX NYCOMED B AS" ("Holdings"); and (4) Hafslund Nycomed will demerge Holdings by distributing all of the shares of Holdings to its shareholders (the "Demerger Transaction"). Hafslund Nycomed will retain its Norwegian energy business. The Merger and the steps described in (1) through (4) above will occur substantially simultaneously.

         Immediately after completion of the transaction: (1) IVAX NYCOMED will own 100% of the shares of each of IVAX and Nycomed (Hafslund Nycomed's medical businesses); (2) Hafslund Nycomed's shareholders will own 100% of the shares of Holdings, which, in turn, will own shares of IVAX NYCOMED; (3) Hafslund Nycomed's shareholders will own 100% of the shares of Hafslund Nycomed, which will change its name to "Hafslund AS" and will consist solely of Hafslund Nycomed's Norwegian energy business; and (4) IVAX's shareholders will own shares in IVAX NYCOMED.


TRANSACTION CONSIDERATION

         IVAX FOR IVAX NYCOMED. Pursuant to the Merger, each outstanding share of IVAX common stock will be converted into the right to receive one share of IVAX NYCOMED common stock.

         NYCOMED FOR IVAX NYCOMED. Pursuant to the Share Exchange, IVAX NYCOMED will issue to Hafslund Nycomed, in exchange for all of the shares of Nycomed, one share of IVAX NYCOMED common stock for each share of Hafslund Nycomed common stock outstanding.

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STOCK EXCHANGE LISTINGS

         Following consummation of the transaction, the common stock of IVAX NYCOMED is expected to be listed on the American and London Stock Exchanges, and the common stock of Holdings is expected to be listed on the Oslo and Copenhagen Stock Exchanges.


BOARD OF DIRECTORS OF IVAX NYCOMED

         Upon consummation of the transaction, the board of directors of IVAX NYCOMED will consist of an equal number of directors selected by each of IVAX and Hafslund Nycomed.


MANAGEMENT OF IVAX NYCOMED

         Following the transaction, Phillip Frost, M.D., currently the Chairman and Chief Executive Officer of IVAX, will be the Executive Chairman of IVAX NYCOMED. Svein Aaser, currently the Managing Director of Hafslund Nycomed, will be the President and Chief Executive Officer of IVAX NYCOMED.


CORPORATE GOVERNANCE OF HOLDINGS

         The Articles of Association of Holdings will provide that: (1) the purpose of the company will be limited to the ownership of shares of IVAX NYCOMED; (2) IVAX NYCOMED will have the right to appoint one of the five members of the board of directors of Holdings; and (3) the foregoing provisions of the Articles of Association may not be amended except by a supermajority vote of the Holdings shareholders. The form of the Articles of Association of Holdings is included as Exhibit 10.9 to this Form 8-K.

         In addition, IVAX NYCOMED and Holdings will enter into an agreement (the "Holdings Agreement") designed to make Holdings "transparent" for purposes of the corporate governance of IVAX NYCOMED. Among other things, the agreement will: (1) require that any matter which is presented to the shareholders of IVAX NYCOMED for a vote also be presented to the shareholders of Holdings; (2) require that Holdings vote its shares of IVAX NYCOMED in the same proportion as the shares of Holdings were voted; and (3) require that Holdings pass through to its shareholders any dividends received from IVAX NYCOMED. A copy of the Holdings Agreement is included as Exhibit 10.6 to this Form 8-K.


RIGHT TO EXCHANGE HOLDINGS SHARES

         After consummation of the transaction, the shareholders of Holdings will have the right, during specified window periods, to exchange their shares of Holdings for newly issued shares of

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IVAX NYCOMED on a one-for-one basis. This exchange right will be available to such shareholders for a period of up to 10 years, or until such time as the number of outstanding shares of Holdings held by public shareholders falls below 10% of the total number of shares of Holdings common stock then outstanding. As a result of this exchange mechanism, Holdings will, over time, be increasingly owned by IVAX NYCOMED, although it will continue to hold the shares of IVAX NYCOMED received in the Share Exchange. The shares of Holdings held by IVAX NYCOMED will be voted as provided in the Holdings Agreement.


ACCOUNTING TREATMENT

         The business combination is expected to be accounted for as a pooling of interests. The receipt of a letter from Arthur Andersen LLP to this effect is a condition to completion of the business combination.


TAX CONSEQUENCES TO IVAX SHAREHOLDERS

         The Merger of IVAX with Acquisition Sub is expected to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. Accordingly, (1) no gain or loss will be recognized by IVAX, Acquisition Sub, IVAX NYCOMED, or the IVAX shareholders as a result of the Merger, (2) the basis of the IVAX NYCOMED common stock received by IVAX shareholders in the Merger will be the same as their basis in the IVAX common stock surrendered in the Merger, and (3) the holding period of the IVAX NYCOMED common stock received by IVAX shareholders in the Merger will include the holding period of the IVAX common stock surrendered in the Merger. The receipt of a legal opinion to this effect is a condition to completion of the business combination.


SHAREHOLDER APPROVAL

         Under Florida law, the Merger will require the approval of a majority of the outstanding shares of IVAX.

         Under Norwegian law, the Demerger Transaction and the Share Exchange will require the approval of at least two-thirds of the Hafslund Nycomed Class A common stock voting at a special meeting called for such purpose, as well as two-thirds of the total number of Hafslund Nycomed Class A common stock and Class B common stock represented at such meeting.


VOTING AGREEMENTS

         Certain shareholders of IVAX holding approximately 19% of IVAX's outstanding shares and certain shareholders of Hafslund Nycomed holding approximately 10% of Hafslund Nycomed's outstanding shares have entered into agreements pursuant to which such persons have agreed to vote their shares in favor of the transaction (collectively, the "Voting Agreements"). Copies of the Voting Agreements are included as Exhibits 10.3 and 10.4 to this Form 8-K.


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REGULATORY APPROVALS

         Consummation of the transactions is subject to various regulatory approvals, including the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Norwegian Business Acquisition Act of 1993, as amended, the approval of appropriate governmental authorities under certain European competition laws, and expiration of a three month Norwegian "creditors' notice period" under the Norwegian Companies Act of 1976, as amended.


CONDITIONS TO CLOSING

         The obligation of each party to consummate the transaction will be subject to the following conditions, among others: (1) the effectiveness of the registration statement relating to the IVAX NYCOMED common stock to be issued in the transaction; (2) the clearance of the applicable disclosure document by the Oslo Stock Exchange; (3) the approval of the transaction by the shareholders of Hafslund Nycomed and the shareholders of IVAX; (4) the receipt of all required governmental consents and approvals, as described under "Regulatory Approvals" above; (5) the receipt of an opinion from Arthur Andersen LLP that the transaction will be accounted for as a pooling of interests; (6) the receipt of opinions of counsel as to certain tax matters relating to the transaction and the confirmation of the grant of an exemption from the Norwegian government to the effect that the Share Exchange is tax-free to Hafslund Nycomed and Nycomed; and (7) the acceptance of Holdings and IVAX NYCOMED shares for listing on the specified stock exchanges.


         The foregoing descriptions of the Agreement, the Purchase and Sale Agreement, the Voting Agreements, the Holdings Agreement, and the Articles of Association of Holdings are qualified in their entirety by the full text of such agreements and documents, copies of which are included as exhibits to this Current Report on Form 8-K. The business combination is expected to be consummated in the first half of 1996. There can be no assurance, however, that the business combination will be consummated, or, if consummated, that it will be on the same terms described above and in the Agreement.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

                  10.1 Press Release of IVAX Corporation ("IVAX") and Hafslund Nycomed AS ("Hafslund Nycomed") relating to the proposed business combination.

                  10.2 Transaction Agreement, dated as of October 18, 1995, among Hafslund Nycomed, IVAX and IVAX NYCOMED Corporation, a newly-formed Florida corporation ("IVAX NYCOMED").*

                  10.3 Voting Agreement, dated as of October 18, 1995, between IVAX and certain stockholders of Hafslund Nycomed.

                  10.4 Voting Agreement, dated as of October 18, 1995, between Hafslund Nycomed and certain stockholders of IVAX.

                  10.5 Form of Purchase and Sale Agreement to be entered into between Hafslund Nycomed and Nycomed.*

                  10.6 Form of Agreement to be entered into between Holdings and IVAX NYCOMED.

                  10.7  Form of Articles of Incorporation of IVAX NYCOMED.

                  10.8  Form of Bylaws of IVAX NYCOMED.

                  10.9  Form of Articles of Association of Holdings.

--------------------------

         * Certain exhibits and schedules to this document have not been filed. The Registrant agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   IVAX CORPORATION

                                   /s/ Armando A. Tabernilla
                                   -------------------------------
                                   Armando A. Tabernilla
                                   Vice President -- Legal Affairs
                                   and General Counsel

Date: October 26, 1995


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